Exhibit 4.5

Execution Version

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 22, 2005, is by and among JSC Caspi Neft TME, a Kazakhstan joint stock company (“Caspi Neft”), Bramex Management, Inc., a British Virgin Islands company (“Bramex” and, together with Caspi Neft, the “New Guarantors”), Transmeridian Exploration Inc., a British Virgin Islands company (the “Company”), the existing Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the Indenture referred to herein (the “Trustee”). The New Guarantors and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors”, or individually as a “Guarantor.”

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 12, 2005, relating to the Senior Secured Notes due 2010 (the “Securities”) of the Company;

WHEREAS, pursuant to Section 4.40(b) of the Purchase Agreements, each dated as of December 12, 2005, by and among the Company, the existing Guarantors, the several purchasers party thereto and Jefferies & Company, Inc., as closing agent, the Company has agreed to cause each of the New Guarantors to execute and deliver a supplemental indenture to the Indenture evidencing the Guarantee of each of the New Guarantors;

WHEREAS, the board of directors of Caspi Neft and the board of directors of Bramex have each duly approved and authorized the execution and delivery of a supplemental indenture to the Indenture evidencing the Guarantees of Caspi Neft and Bramex, respectively; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the existing Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the existing Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantors each hereby agree, jointly and severally, with the existing Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees.

3. EXECUTION AND DELIVERY. Each Guarantor agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of any such Guarantee of any Guarantor.

4. GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUBSIDIARY GUARANTEE. For the avoidance of doubt, nothing herein or in the Indenture shall be deemed to require the Trustee or the Collateral Agent to submit to the jurisdiction of any court or governmental entity in the Republic of Kazakhstan, or to the laws of the Republic of Kazakhstan, or itself to take any action, with respect to enforcement of a Guarantee or otherwise, outside of the United States.

5. COUNTERPARTS. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

8. JURISDICTION/VENUE. The parties hereto submit to the jurisdiction of, and waive objection to venue in, the state and federal courts located in the Borough of Manhattan in the City of New York, New York.

9. INCORPORATION. The Indenture is hereby amended and supplemented as set forth herein, and henceforth “Indenture” shall refer to the Indenture as hereby amended and supplemented.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

NEW GUARANTORS:

JSC CASPI NEFT TME

By:	/s/ Anatole Kunevich
Name:	Anatole Kunevich
Title:	Chief Executive Officer

BRAMEX MANAGEMENT, INC.

By:	/s/ Earl W. McNiel
Name:	Earl W. McNiel
Title:	Duly Authorized Attorney

EXISTING GUARANTORS:

TRANSMERIDIAN EXPLORATION INCORPORATED

By:	/s/ Earl W. McNiel
Name:	Earl W. McNiel
Title:	Vice President and Chief Financial Officer

TMEI OPERATING, INC.

By:	/s/ Earl W. McNiel
Name:	Earl W. McNiel
Title:	Vice President

TRANSMERIDIAN (KAZAKHSTAN) INCORPORATED

By:	/s/ Earl W. McNiel
Name:	Earl W. McNiel
Title:	Duly Authorized Attorney

S-1

THE COMPANY:

TRANSMERIDIAN EXPLORATION INC.

By:	/s/ Earl W. McNiel
Name:	Earl W. McNiel
Title:	Duly Authorized Attorney

TRUSTEE:

THE BANK OF NEW YORK

By:	/s/ Luis Perez
Name:	Luis Perez
Title:	Assistant Vice President

S-2